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                                    EXHIBIT C




                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENT, that the undersigned White Rock Capital Inc., a corporation organized and existing under the laws of the state of Texas (the "Company"), hereby designates, constitutes and appoints PAULA STOREY, acting individually, as its true and lawful agent and attorney-in-fact, to execute and deliver, in the name and on behalf of the undersigned, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered to any foreign or domestic governmental or regulatory body or required or requested by any other person or entity pursuant to any legal or regulatory requirement relating to the acquisition, ownership, management or disposition of securities or other investments, and any other documents relating or ancillary thereto, including but not limited to, all documents relating to filings with the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Act") and the rules and regulations promulgated thereunder, including: (1) all documents relating to the beneficial ownership of securities required to be filed with the SEC pursuant to Section 13(d) or
Section 16(a) of the Act including, without limitation: (a) any acquisition statements on Schedule 13D or Schedule 13G and any amendments thereto, (b) any joint filing agreements pursuant to Rule 13d-1(f) and (c) any initial statements of, or statements of changes in, beneficial ownership of securities on Form 3, Form 4 or Form 5 and (2) any information statements on Form 13F required to be filed with the SEC pursuant to Section 13(f) of the Act.

All past acts of the attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

IN WITNESS WHEREOF, this instrument is executed as of the 7th day of October, 1998.



                                         WHITE ROCK CAPITAL, INC.


                                         /s/ Thomas U. Barton
                                         ---------------------------------------
                                         Thomas U. Barton
                                         President